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                                                                    EXHIBIT 99.1


              CLEAR CHANNEL COMMUNICATIONS ANNOUNCES CLEAR CHANNEL
     OUTDOOR HOLDINGS FILING FOR INITIAL PUBLIC OFFERING OF ITS COMMON STOCK


SAN ANTONIO, TEXAS - August 10, 2005 - Clear Channel Communications, Inc. (the "Company") announced today that Clear Channel Outdoor Holdings, Inc. filed with the Securities and Exchange Commission a Form S-1 for its planned initial public offering (IPO) of its common stock.

The offering will be made only by means of a prospectus. Once available, preliminary prospectuses may be obtained from Clear Channel Outdoor Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209 (210) 832-3700.

ABOUT CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Clear Channel Outdoor Holdings, Inc. is a subsidiary of Clear Channel Communications, Inc. that provides its clients advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays that it owns or operates in key markets worldwide.

FOR FURTHER INFORMATION, PLEASE CONTACT INVESTOR RELATIONS at (210) 822-2828.

Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

A REGISTRATION STATEMENT RELATING TO THE IPO OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. COMMON STOCK HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. COMMON STOCK IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.